CONSENT OF ARTHUR ANDERSEN LLP
                        INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 26, 1999, incorporated by reference in Atlantic American Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.



/s/ Arthur Andersen LLP

Atlanta, Georgia
October __, 1999